Exhibit 16.1

January 17, 2008

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read Pinnacle Data System, Inc’s statements included under Item 4.01 of its Form 8-K for January 17, 2008 and we agree with such statements concerning our firm.

/s/ MALONEY + NOVOTNY LLC
MALONEY + NOVOTNY LLC
(formerly known as Hausser + Taylor LLC)